EXHIBIT 6.1

DIRECTORS / OFFICERS REPORT


INVESCO CAPITAL MARKETS, INC.

DIRECTORS
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M. KEVIN CRONIN DIRECTOR

STEVEN M. MASSONI             DIRECTOR


OFFICERS
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STEVEN M. MASSONI             PRESIDENT

M. KEVIN CRONIN               SENIOR VICE PRESIDENT

MIRANDA O'KEEFE               CHIEF COMPLIANCE OFFICER

ANNETTE J. LEGE               CHIEF FINANCIAL OFFICER

TARA JONES BAKER              VICE PRESIDENT, SYNDICATE AND UNDERWRITING

JONATHAN ANDREW DOMINY        VICE PRESIDENT, BUSINESS DEVELOPMENT

ALAN E. ERICKSON              VICE PRESIDENT, PRODUCT DEVELOPMENT

STEVEN M. HEITE               VICE PRESIDENT, OPERATIONS

RICHARD RALPH HOFFMAN         VICE PRESIDENT

ZAHEDUL HOQUE                 VICE PRESIDENT, PRODUCT DEVELOPMENT

TIMOTHY M. O'REILLY           VICE PRESIDENT, PORTFOLIO AND INVENTORY MANAGEMENT

THOMAS J. SAUERBORN           VICE PRESIDENT, OPERATIONS

JOHN C. SCHORLE               VICE PRESIDENT, RESEARCH

JOHN F. TIERNEY               VICE PRESIDENT

MARK W. GREGSON               FINANCIAL AND OPERATIONS PRINCIPAL

JOHN M. ZERR                  SECRETARY

JOHN M. ZERR                  GENERAL COUNSEL

ANNETTE J. LEGE               TREASURER

VERONICA CASTILLO             ASSISTANT SECRETARY

PETER DAVIDSON                ASSISTANT SECRETARY

CHRISTOPHER B. FISCHER        ASSISTANT SECRETARY

SEBA P. KURIAN                ASSISTANT SECRETARY

ROBERT MORRISON               ASSISTANT SECRETARY

ELIZABETH NELSON              ASSISTANT SECRETARY

STEPHEN R. RIMES              ASSISTANT SECRETARY

MELANIE RINGOLD               ASSISTANT SECRETARY

LAURENCE J. ALTHOFF           EXECUTIVE DIRECTOR, ADMINISTRATION/SUPPORT

MATTHEW T. BAKER              EXECUTIVE DIRECTOR, BUSINESS DEVELOPMENT

CRAIG S. FALDUTO              EXECUTIVE DIRECTOR, RESEARCH

BRIAN CHRISTOPHER HARTIGAN    EXECUTIVE DIRECTOR, PRODUCT DEVELOPMENT

MICHAEL J. MAGEE              EXECUTIVE DIRECTOR, PORTFOLIO AND INVENTORY
                              MANAGEMENT

JOHN THADDEAUS MOSER          EXECUTIVE DIRECTOR, MARKETING

JOHN M. WALSH                 EXECUTIVE DIRECTOR, BUSINESS DEVELOPMENT

CRISSIE WISDOM                ANTI-MONEY LAUNDERING COMPLIANCE OFFICER